Exhibit 99.1

(1)         Each warrant of Apollo Strategic Growth Capital (the “Issuer”) reported herein entitles the holder thereof to purchase one Class A Ordinary Share at a price of $11.50 per share, subject to adjustment as described in the Issuer’s registration statement on Form S-1 (File No. 333-248847). The private placement warrants will become exercisable on the later of 30 days after the completion of the Issuer’s initial business combination and 12 months from the closing of the Issuer’s initial public offering on October 6, 2020, and will expire five years after the completion of the Issuer’s initial business combination or earlier upon redemption or liquidation.

APSG Sponsor, L.P. (“APSG Sponsor”) is the record holder of the warrants. AP Caps II Holdings GP, LLC (“Holdings GP”) is the general partner of APSG Sponsor. Apollo Principal Holdings III, L.P. (“Principal III”) is the managing member of Holdings GP and sole limited partner of APSG Sponsor. Apollo Principal Holdings III GP, Ltd. (“Principal III GP”) serves as the general partner of Principal III. Leon Black, Joshua Harris and Marc Rowan are the directors of Principal III GP, and as such may be deemed to have voting and dispositive control of the Class A Ordinary Shares held of record by APSG Sponsor.

Each of the reporting persons, and Messrs. Black, Harris and Rowan, disclaims beneficial ownership of any securities reported herein as held by APSG Sponsor, or that may be beneficially owned by any of the other reporting persons, in each case except to the extent of any pecuniary interest therein, and this report shall not be deemed an admission that any such entity or person is the beneficial owner of or has any pecuniary interest in, such securities for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, or for any other purpose.

The address of each of APSG Sponsor, Holdings GP, Principal III and Principal III GP is c/o Walkers Corporate Limited; Cayman Corporate Centre; 27 Hospital Road; George Town; Grand Cayman KY1-9008. The address of each of Messrs. Black, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019.